                                                                       Exhibit 2



                            STOCK PURCHASE AGREEMENT


                                  BY AND AMONG


                               FRED M. YOUNG, JR.


                                 SANDRA H. YOUNG


                 FRED M. YOUNG, JR., CUSTODIAN FOR RYAN S. YOUNG
                 UNDER THE WISCONSIN UNIFORM GIFTS TO MINORS ACT


                       FRED M. YOUNG, JR., TRUSTEE OF THE
                    ARIEL H. YOUNG IRREVOCABLE TRUST OF 1996


                                       AND


                          MOTIVEPOWER INDUSTRIES, INC.




                                SEPTEMBER 3, 1998

                            STOCK PURCHASE AGREEMENT
                                TABLE OF CONTENTS


ARTICLE I DEFINITIONS...........................................................................1
         1.1.     Defined Terms.................................................................1

ARTICLE II PURCHASE AND SALE; CLOSING; PURCHASE PRICE...........................................5
         2.1.     Purchase and Sale.............................................................5
         2.2.     The Closing...................................................................5
         2.3.     Actions at Closing............................................................5
         2.4.     Payment of Purchase Price.....................................................5
         2.5.     Post-Closing Purchase Price Adjustment........................................5

ARTICLE III REPRESENTATIONS AND WARRANTIES OF SHAREHOLDERS......................................7
         3.1.     Organization and Authority....................................................8
         3.2.     Authority; Validity...........................................................8
         3.3.     No Violation..................................................................9
         3.4.     Third Party Consents..........................................................9
         3.5.     Financial Statements..........................................................9
         3.6.     Tax Matters...................................................................9
         3.7.     Absence of Certain Changes...................................................11
         3.8.     Assets.......................................................................12
         3.9.     Bank Accounts................................................................13
         3.10.    Litigation...................................................................13
         3.11.    Compliance With Laws.........................................................13
         3.12.    Insurance....................................................................14
         3.13.    Material Contracts and Commitments...........................................14
         3.14.    Labor Matters................................................................15
         3.15.    Employee Benefit Plans.......................................................15
         3.16.    Environmental Matters........................................................16
         3.17.    Proprietary Rights...........................................................17
         3.18     Trade Notes and Accounts Receivable and Trade Notes and Account Payable......17
         3.19     Certain Relationships; Transactions with Management..........................18
         3.20     Adverse Agreements...........................................................18

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF BUYER.............................................18
         4.1.     Organization.................................................................18
         4.2.     No Violation.................................................................18
         4.3.     Authority; Validity..........................................................18
         4.4.     Third Party Consents.........................................................19

         4.5.     Investment/Operational Intent................................................19
         4.6.     Breach of Representation and Warranty........................................19

ARTICLE V COVENANTS............................................................................19
         5.1.     Access to Information and Records............................................19
         5.2.     Conduct of Business Pending the Closing......................................20
         5.3.     HSR Act Filings..............................................................21
         5.4.     Consents.....................................................................21
         5.5.     Publicity....................................................................22
         5.6.     Disclosure Schedule..........................................................22
         5.7.     Indemnification of Directors and Officers....................................22
         5.8.     Shareholders Representative..................................................22
         5.9.     Election.....................................................................23
         5.10.    Bonus........................................................................23
         5.11.    Non-Compete/Non-Solicitation.................................................23

ARTICLE VI CONDITIONS PRECEDENT TO BUYER'S OBLIGATIONS.........................................24
         6.1.     Representations and Warranties True on the Closing Date......................24
         6.2.     Compliance With Agreement....................................................24
         6.3.     Absence of Litigation........................................................24
         6.4.     Consents and Approvals.......................................................24
         6.5.     HSR Act Waiting Period.......................................................24
         6.6.     No Material Adverse Change...................................................24
         6.7.     Documents to be Delivered by Shareholders....................................25

ARTICLE VII CONDITIONS PRECEDENT TO SHAREHOLDERS' OBLIGATIONS..................................25
         7.1.     Representations and Warranties True on the Closing Date......................26
         7.2.     Compliance With Agreement....................................................26
         7.3.     Absence of Litigation........................................................26
         7.4.     HSR Act Waiting Period.......................................................26
         7.5.     Documents to be Delivered by Buyer...........................................26
         7.6.     Closing Payment..............................................................26

ARTICLE VIII SURVIVAL; INDEMNIFICATION.........................................................27
         8.1.     Survival; Remedies for Breach................................................27
         8.2.     Indemnification by Shareholders..............................................27
         8.3.     Indemnification by Buyer.....................................................29
         8.4.     Procedures for Indemnification...............................................29
         8.5.     Procedures for Third-Party Claims............................................29

ARTICLE IX TERMINATION OF AGREEMENT............................................................30
         9.1.     Causes.......................................................................30
         9.2.     Effect of Termination........................................................31
         9.3      Right to Proceed.............................................................31

ARTICLE X DISPUTE RESOLUTION...................................................................31
         10.1.    Dispute......................................................................31
         10.2.    Process......................................................................31
         10.3.    Negotiations.................................................................31
         10.4.    Mediation....................................................................31
         10.5.    Submission to Adjudication...................................................32
         10.6.    General......................................................................32

ARTICLE XI MISCELLANEOUS.......................................................................33
         11.1.    Further Assurance............................................................33
         11.2.    Assignment...................................................................33
         11.3.    Law Governing Agreement......................................................33
         11.4.    Amendment and Modification...................................................33
         11.5.    Notice.......................................................................33
         11.6.    Expenses.....................................................................35
         11.7.    Entire Agreement; Binding Effect.............................................35
         11.8.    Counterparts.................................................................36
         11.9.    Headings.....................................................................36
         11.10.   Construction.................................................................36
         11.11.   Faxes........................................................................36

                                    Schedules
                                    ---------

Disclosure Schedule



                                    Exhibits
                                    --------

Exhibit A                  List of Competitors
Exhibit B                  Opinion of Shareholders' Counsel
Exhibit C                  Opinion of Buyer's Counsel

                            STOCK PURCHASE AGREEMENT


                  THIS STOCK PURCHASE AGREEMENT made as of September 3, 1998, by and among Fred M. Young, Jr., Sandra H. Young, Fred M. Young, Jr., custodian for Ryan S. Young under the Wisconsin Uniform Gifts to Minors Act, Fred M Young, Jr., trustee of the Ariel H. Young Irrevocable Trust of 1996 (each individually a "Shareholder" and collectively the "Shareholders") and MotivePower Industries, Inc., a Delaware corporation ("Buyer").

                                    RECITALS

                  A. The Company is engaged in the business of designing, manufacturing and selling heat transfer products for the heavy duty industrial and vehicular OEM markets (the "Business").

                  B. The Shareholders own all of the outstanding shares of the capital stock of the Company.

                  C. Buyer desires to acquire all of the outstanding shares of the capital stock of the Company from the Shareholders and the Shareholders desire to sell all of the outstanding shares of capital stock of the Company to Buyer.

                  NOW THEREFORE, in consideration of the Recitals and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound hereby, do hereby agree as follows:


                                    ARTICLE I
                                   DEFINITIONS

         1.1. Defined Terms. As used in this Agreement, the terms below shall have the following meanings.

                  "Affiliate" of an individual shall mean a person who is an immediate family member of such individual or an entity with respect to which such individual has the power to direct the management or policies.

                  "Agreement" shall mean this Stock Purchase Agreement, as the same shall be amended from time to time in accordance with its terms.

                  "Arbitrating Accountant" shall have the meaning specified in
Section 2.5(b) of this Agreement.

                  "Base Price" shall mean Seventy Million Five Hundred Thousand Dollars ($70,500,000.00).

                  "Base Working Capital" shall mean the amount of $7,157,000, less the amount of the interest receivable related to Cash included in the Company's December 31, 1997 balance sheet.

                  "Business" shall have the meaning specified in the Recitals of this Agreement.

                  "Buyer" shall mean MotivePower Industries, Inc., a Delaware corporation.

                  "Cash" shall mean all cash, short-term investments, marketable securities and other cash equivalents of the Company and any interest receivable related to any of the foregoing.

                  "Cash Amount" shall mean the amount of (a) Cash of the Company immediately prior to the Effective Time of Closing, plus (b) any amount paid by the Company after December 31, 1997 and before the Effective Time of Closing for the Toshiba double column machining center ordered by the Company to the manufacturer thereof, less (c) any amount of Cash excluded from the Cash Amount pursuant to Section 5.2(e) hereof.

                  "CERCLA" shall mean the Comprehensive Environmental Response Compensation Liability Act as in force and effect as of the Closing.

                  "Closing" shall mean the conference to be held at 10:00 A.M. Central Time, on the Closing Date at the offices of Quarles & Brady, 411 East Wisconsin Avenue, Milwaukee, Wisconsin 53202, or such other time and place as the parties may mutually agree to in writing, at which the transactions contemplated by this Agreement shall be consummated.

                  "Closing Date" shall have the meaning specified in Section 2.2 of this Agreement.

                  "Closing Date Balance Sheet" shall have the meaning specified in Section 2.5(a) of this Agreement.

                  "Closing Date Cash Amount" shall have the meaning specified in
Section 2.5(a) of this Agreement.

                  "Closing Date Working Capital" shall have the meaning specified in Section 2.5(a) of this Agreement.

                  "Closing Payment" shall mean an amount equal to the Base Price plus the Estimated Cash Amount.

                  "Code" shall mean the Internal Revenue Code of 1986, as amended.

                  "Common Stock" shall mean the 141 authorized shares of the Company's Common Stock, no par value.

                  "Company" shall mean Young Radiator Company, a Wisconsin corporation.

                  "Company Employees" shall mean any persons employed by Company.

                  "CPR" shall have the meaning specified in Section 10.4 of this Agreement.

                  "Cut-off Date" shall have the meaning specified in Section 8.1(a) of this Agreement.

                  "Disclosure Schedule" shall mean the Disclosure Schedule, dated the date of this Agreement, delivered by the Shareholders Representative to the Buyer on behalf of the Shareholders contemporaneously with the execution and delivery of this Agreement and as the same may be updated from time to time after the date of this Agreement and prior to the Closing Date in accordance with the terms of this Agreement.

                  "Disclosure Schedule Change" shall have the meaning specified in Section 5.6 of this Agreement.

                  "Dispute" shall have the meaning specified in Section 10.1 of this Agreement.

                  "Effective Time" shall mean 12:01 a.m. on the Closing Date, subject to the occurrence of the Closing.

                  "Employee Benefit Plan" shall have the meaning specified in
Section 3.15(a) of this Agreement.

                  "Environmental Laws" shall mean all Laws relating to pollution or protection of the environment, including Laws relating to emissions, discharges, generation, storage, release or threatened release of Hazardous Substances into the environment, including the Clean Water Act, the Clean Air Act, the Resource Conservation and Recovery Act, the Toxic Substances Control Act, CERCLA and the Superfund Amendments and Reauthorization Act of 1986, all as in force and effect as of the Closing.

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

                  "Estimated Cash Amount" shall mean (a) $13,445,494; less (b) the amount of any distributions made by the Company in respect to its capital stock between June 1, 1998 and before the Effective Time of Closing, plus (c) any amount paid by the Company after December 31, 1997 and before the Effective Time of Closing for the Toshiba double column machining center ordered by the Company to the manufacturer thereof.

                  "Final Closing Date Balance Sheet" shall have the meaning specified in Section 2.5(b) of this Agreement.

                  "Final Closing Date Cash Amount" shall have the meaning specified in Section 2.5(b) of this Agreement.

                  "Final Closing Date Working Capital" shall have the meaning specified in Section 2.5(b) of this Agreement.

                  "Financial Statements" shall mean the financial statements of the Company consisting of the balance sheets of the Company as of December 31, 1997 and 1996, and the related statements of income, retained earnings and cash flows for the years then ended, together with the auditor's report thereon.

                  "Hazardous Substance" shall mean any substance defined or regulated as hazardous under Environmental Laws.

                  "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

                  "Indemnified Party" shall mean any Party seeking indemnification under Article VIII of this Agreement.

                  "Indemnifying Party" shall mean the Party from whom the indemnification is sought under Article VIII of this Agreement.

                  "Knowledge of Company" or "Company's Knowledge" shall mean the actual knowledge of the Shareholders, Harry Gant, Rick Dezek, Don Pfaffl, Ralph Kindl, Robert Eide, Tony Corley and Merlyn Johnson.

                  "Law" shall mean any federal, state, local or other governmental law, rule or regulation of any kind, and the rules and regulations promulgated thereunder.

                  "Losses" shall mean damages, liabilities, deficiencies, claims, actions, demands, judgments, interest, losses, or costs or expenses of whatever kind (including reasonable attorneys' fees but exclusive of loss of profits or consequential damages).

                  "Material Contracts shall have the meaning specified in
Section 3.13 of this Agreement.

                  "Negative Closing Date Cash Adjustment Amount" shall have the meaning set forth in Section 2.5(f) of this Agreement.

                  "Negative Closing Date Working Capital Adjustment Amount" shall have the meaning set forth in Section 2.5(e) of this Agreement.

                  "Parties" shall mean, collectively, Buyer and the Shareholders.

                  "Person" shall mean a natural person, corporation, limited liability company, trust, partnership, government entity, agency or branch or department thereof, or any other legal entity.

                  "Positive Closing Date Cash Adjustment Amount" shall have the meaning set forth in Section 2.5(f) of this Agreement.

                  "Positive Closing Date Working Capital Adjustment Amount" shall have the meaning set forth in Section 2.5(e) of this Agreement.

                  "Pro Rata Percentage" shall mean, as to each Shareholder, the percentage set forth opposite such Person's name in the applicable portion of
Section 3.1(c) of the Disclosure Schedule.

                  "Pro Rata Portion" of an obligation or benefit shall mean, as to any Shareholder, the product of (i) the total amount of the obligation or benefit, times (ii) the Pro Rata Percentage of such Shareholder.

                  "Purchase Price" shall mean an amount equal to (i) the Base Price, plus (ii) the Cash Amount, subject to the adjustments set forth herein.

                  "Purchased Shares" shall mean all of the issued and outstanding shares of the Common Stock.

                  "Real Property" shall mean all real property owned or leased by the Company.

                  "Replacement" shall have the meaning specified in Section 10.6 of this Agreement.

                  "Request" shall have the meaning specified in Section 10.4 of this Agreement.

                  "Shareholder" or "Shareholder(s)" shall mean Fred M. Young, Jr., Sandra H. Young, Fred M. Young, Jr., custodian for Ryan S. Young under the Wisconsin Uniform Gifts to Minors Act, and Fred M. Young, Jr., trustee of the Ariel H. Young Irrevocable Trust of 1996.

                  "Shareholders Representative" shall mean the person appointed to that position as provided in Section 5.8 of this Agreement.

                  "Subsidiary" shall mean any other Person more than 50% of the outstanding voting shares or other equity interests of which is at the time directly owned by the Company, by one or more of its Subsidiaries or by the Company and one or more of its Subsidiaries.

                  "Third-Party Claim" shall mean a legal proceeding, action, claim or demand instituted by any third person or governmental entity.

                  "Working Capital" shall means (i) the sum of the accounts receivable less interest receivable related to Cash and inventory, less (ii) the sum of the accounts payable and accrued expenses as set forth on the Company's December 31, 1997 balance sheet, Closing Date Balance Sheet or the Final Closing Date Balance Sheet, as the case may be.

                                   ARTICLE II
                   PURCHASE AND SALE; CLOSING; PURCHASE PRICE

         2.1. Purchase and Sale. At the Closing, and upon all of the terms and subject to all of the conditions of this Agreement, the Shareholders agree to sell, assign, convey and deliver to the Buyer, and the Buyer agrees to purchase and accept from the Shareholders, the Purchased Shares.

         2.2. The Closing. The Closing shall take place on the second business day following the satisfaction or waiver of all conditions to the obligations of the Parties to consummate the transactions contemplated hereby (other than conditions with respect to actions the Parties will take at the Closing itself), or such other time and date as the Parties may mutually determine (the "Closing Date").

         2.3. Actions at Closing. At the Closing, (i) the Shareholders will deliver to Buyer the various certificates, instruments and documents referred to in Article VI of this Agreement, and (ii) Buyer will deliver to the Shareholders the various certificates, instruments and documents referred to in Article VII of this Agreement.

         2.4. Payment of Purchase Price. At the Closing, the Buyer shall deliver the Closing Payment to the Shareholders by a wire transfer to each Shareholder of immediately available funds in the amount of such Shareholders' Pro Rata Portion of the Closing Payment.

         2.5.     Post-Closing Purchase Price Adjustment:

                  (a) As promptly as practicable after the Closing Date (but in no event later than 60 days after the Closing Date), the Shareholders Representative will cause the accounting firm of Arthur Andersen to prepare and deliver concurrently to Buyer and the Shareholders Representative an audited balance sheet of the Company (the "Closing Date Balance Sheet"), which shall set forth the Cash Amount (the "Closing Date Cash Amount") and the Working Capital of the Company immediately prior to the Effective Time of Closing (the "Closing Date Working Capital"). The Closing Date Balance Sheet shall be prepared in accordance with generally accepted accounting principles on a basis consistent with the Company's December 31, 1997 financial statements ("GAAP") and with the preparation of the balance sheet subject, however, to the following requirements, which requirements shall be adhered to irrespective of whether such requirements are in accordance with generally accepted accounting principals:

                      (i) no liability shall be established or reflected on the Closing Date Balance Sheet or the Final Closing Date Balance Sheet for any amount due from the Company to the manufacturer of the Toshiba double column machining center ordered by the Company;

                      (ii) the Closing Date Balance Sheet and the Final Closing Date Balance Sheet shall contain a liability for the full amount of any "Stay Bonus" or "Sale Bonus" due to Harry Gant (as such terms are defined in the Employment Agreement between Harry Gant and the Company dated June 26, 1998); and

                      (iii) no liability shall be established or reflected on the Closing Date Balance Sheet or the Final
Closing Date Balance Sheet for any "Sale Bonus" due to Rick Dezek, Don Pfaffl or Ralph Kindl (as such term is defined in the letter from the Company to each such individual dated April 21, 1998).

The fees and expenses of Arthur Andersen will be shared equally by the Company and the Shareholders.

                  (b) If the Closing Date Balance Sheet has not been prepared in accordance with this Agreement, Buyer or the Shareholders Representative may claim that the Closing Date Balance Sheet was not prepared in accordance with the requirements of Section 2.5 (a), and shall deliver to the other party a detailed statement describing the basis for any such claim within fifteen (15) days after receiving the Closing Date Balance Sheet. Buyer and the Shareholders Representative will use reasonable efforts to resolve any such claims themselves. If they do not obtain a final resolution within ninety (90) days after the Closing Date, however, Buyer and the

Shareholders Representative will select another accounting firm mutually acceptable to them to resolve any remaining such claims. If Buyer and the Shareholders Representative are unable to agree on the choice of an accounting firm, they will select a nationally-recognized accounting firm by lot (after excluding any such firm which has provided services to Buyer, the Company or a Shareholder or others affiliated with Buyer, the Company or any Shareholder) (the "Arbitrating Accountant"). Upon submission to the Arbitrating Accountant for resolution, Buyer and the Shareholders Representative shall indicate in writing its position on each disputed matter. The Arbitrating Accountant shall choose one of the two positions on each disputed matter no later than 120 days after the Closing Date and such position will be conclusive and binding upon Buyer and the Shareholders Representative with respect to that disputed matter. The proposed Closing Date Balance Sheet will be revised as appropriate to reflect the resolution of any claims pursuant to this Section 2.5(b). The term "Final Closing Date Balance Sheet" means the Closing Date Balance Sheet, together with any revisions thereto pursuant to this Section 2.5(b), the term "Final Closing Date Cash Amount" means the Cash as set forth on the Final Closing Date Balance Sheet and the term "Final Closing Date Working Capital" means the Working Capital of the Company immediately prior to the Effective Time on the Closing Date as set forth on the Final Closing Date Balance Sheet. Buyer and the Shareholders shall each be responsible for one-half of the fees and expenses of the Arbitrating Accountant.

                  (c) The Shareholders Representative will make the work papers and back-up materials used in preparing the Closing Date Balance Sheet, and any books, records and financial staff of the Shareholders, and representatives of Arthur Andersen, available to Buyer and their accountants and other representatives and to the Arbitrating Accountant resolving any claim concerning the Closing Date Balance Sheet at reasonable times and upon reasonable notice at any time during (a) the preparation of the Closing Date Balance Sheet, (b) the review by Buyer and the Shareholders Representative of the Closing Date Balance Sheet, and (c) the resolution by the Shareholders and the Shareholders Representative of any objections thereto.

                  (d) Buyer will make the work papers and back-up materials used in (or necessary for) the Closing Date Balance Sheet, and any books, records and financial staff of Buyer and the Company and their accountants and other representatives, available to the Shareholders Representative and its accountants and other representatives and to the Arbitrating Accountant resolving any claim concerning the Closing Date Balance Sheet at reasonable times and upon reasonable notice at any time during (a) the preparation of the Closing Date Balance Sheet, (b) the review by Buyer and the Shareholders Representative of the Closing Date Balance Sheet, and (c) the resolution by Buyer and the Shareholders Representative of any objections thereto.

                  (e) The Base Price will be adjusted if the Final Closing Date Working Capital is greater or less than the Base Working Capital. If the Final Closing Date Working Capital is greater than the Base Working Capital, then the Base Price will be increased on a dollar-for-dollar basis by the amount of such excess (the "Positive Closing Date Working Capital

Adjustment Amount"). In such event, each Shareholder's Pro Rata Portion of the Positive Closing Date Adjustment Amount will be paid by Buyer to such Shareholder, by wire transfer of immediately available funds to an account or accounts designated by the Company Representative in writing, no later than three (3) business days after the completion of the Final Closing Date Balance Sheet. If the Final Closing Date Working Capital is less than the Base Working Capital, then the Base Price will be decreased on a dollar-for-dollar basis by the amount of such deficiency (the "Negative Closing Date Working Capital Adjustment Amount") In such event, the Shareholders Representative will cause each of the Shareholders to pay its Pro Rata Portion of the Negative Closing Date Adjustment Amount to Buyer by wire transfer of immediately available funds to an account or accounts designated by Buyer in writing, no later than three
(3) business days after the completion of the Final Closing Date Balance Sheet.

                  (f) The Cash Amount will be adjusted if the Final Closing Date Cash Amount is greater or less than the Estimated Cash Amount. If the Final Closing Date Cash Amount is greater than the Estimated Cash Amount, then the Cash Amount will be increased on a dollar-for-dollar basis by the amount of such excess (the "Positive Closing Date Cash Adjustment Amount"). In such event, each Shareholder's Pro Rata Portion of the Positive Closing Date Cash Adjustment Amount will be paid by Buyer to such Shareholder, by wire transfer of immediately available funds to an account or accounts designated by the Shareholder Representative in writing, no later than three (3) business days after the completion of the Final Closing Date Balance Sheet. If the Final Closing Date Cash Amount is less than the Estimated Cash Amount, then the Cash Amount will be decreased on a dollar-for-dollar basis by the amount of such deficiency (the "Negative Closing Date Cash Adjustment Amount"). In such event, the Shareholders Representative will cause each of the Shareholders to pay its Pro Rata Portion of the Negative Closing Date Cash Adjustment Amount to Buyer by wire transfer of immediately available funds to an account or accounts designated by Buyer in writing, no later than three (3) business days after the completion of the Final Closing Date Balance Sheet.

                  (g) In no event will any payment required under paragraph (e) above be duplicative of any payment required under paragraph (f) above, and vice versa.

                                   ARTICLE III
                 REPRESENTATIONS AND WARRANTIES OF SHAREHOLDERS

         All representations and warranties of the Shareholders are made subject to the exceptions which are noted in the Disclosure Schedule and in any other schedules attached to this Agreement, as supplemented from time to time by the Shareholders hereafter and prior to the Closing Date. Except as specifically set forth in this Agreement, the Shareholders make no representations or warranties to Buyer of any kind whatsoever, express or implied. Subject to the foregoing, the Shareholders hereby represent and warrant to Buyer as follows:

          3.1.    Organization and Authority.

                  (a) The Company is a corporation duly incorporated, validly existing and is of active status under the Laws of the State of Wisconsin. The Company is duly qualified to conduct business as a foreign corporation, and is of active status in each jurisdiction wherein the character of the properties owned or leased by it, or the nature of its business, makes such licensing or qualification necessary except where the failure to do so would not have a material adverse effect on the Business. Any states in which Company is licensed or qualified to do business are listed in Section 3.1(a) of the Disclosure Schedule.

                  (b) The Company has all requisite corporate power and authority to own, operate and lease its properties and to carry on its business as and where such is now being conducted.

                  (c) The authorized capital stock of the Company consists of 141 shares of common stock, of which 40 shares are issued and outstanding.
Section 3.1(c) of the Disclosure Schedule sets forth the names and number of shares of the Common Stock owned by each of the Shareholders. All of the outstanding shares of the Common Stock have been duly authorized and validly issued, are fully paid and nonassessable, except as set forth in Section 180.0622(b) of the Wisconsin Statutes, as judicially interpreted, and to the Knowledge of Company are owned by the Company Shareholders free and clear of all liens, claims, encumbrances and restrictions whatsoever. No shares of capital stock of, or other ownership interest in, the Company are reserved for issuance and, except for this Agreement, there are no outstanding options, warrants, rights, subscriptions, claims of any character, agreements or understandings relating to the Common Stock pursuant to which the Company or any Shareholder is or may become obligated to issue or exchange any shares of Common Stock.

                  (d) The officers and directors of the Company are set forth in Section 3.1(d) of the Disclosure Schedule.

                  (e) True and complete copies of the Articles of Incorporation and Bylaws of the Company have been delivered to Buyer. The minute books of the Company which have been provided to Buyer for examination contain complete and accurate records of all material corporate action taken by the Board of Directors and stockholders of the Company.

                  (f)  The Company has no Subsidiaries.

         3.2. Authority; Validity. The execution and delivery of this Agreement and the other documents and instruments to be executed and delivered by the Shareholders pursuant hereto and the consummation by the Shareholders of the transactions contemplated hereby and thereby have been duly authorized by all necessary action and no further act or proceeding on the part of the Shareholders is necessary to authorize this Agreement or the other documents and instruments to be executed and delivered by the Shareholders pursuant hereto or the consummation by the

Shareholders of the transactions contemplated hereby and thereby. This Agreement constitutes, and when executed and delivered, the other documents and instruments to be executed and delivered by the Shareholders pursuant hereto will constitute, valid and binding agreements of the Shareholders, enforceable against the Shareholders in accordance with their respective terms, except as such may be limited by bankruptcy, insolvency, reorganization or other Laws affecting creditors rights generally, and by general equitable principles.

         3.3. No Violation. Except as set forth in Section 3.3 of the Disclosure Schedule, the execution and delivery of this Agreement and the consummation by the Shareholders of the transactions contemplated hereby will not cause a material breach or violation of or default under any provision of (a) the Articles of Incorporation or Bylaws of the Company; (b) any Material Contract to which the Company is a party or by which the Company may be bound; (c) any contract or agreement to which a Shareholder is a party or by which a Shareholder may be bound; or (d) any decree, order, injunction or other decision of any court, arbitrator or governmental authority to which the Company or any Shareholder may be subject.

         3.4. Third Party Consents. Except for the filing of appropriate notices under the HSR Act and for the third party consents listed on Section 3.4 of the Disclosure Schedule, no material approval, authorization, notice, consent or other action by or filing with any Person is required for the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby by the Shareholders.

         3.5. Financial Statements. Section 3.5 of the Disclosure Schedule contains complete and accurate copies of the Financial Statements. Except as set forth in Section 3.5 of the Disclosure Schedule, all of such Financial Statements (a) have been prepared in accordance with the books and records regularly maintained by the Company, (b) fairly present the assets, liabilities, financial condition and results of operation of the Company and (c) were prepared in accordance with generally accepted accounting principles consistently applied throughout all periods. Except as and to the extent disclosed therein (including the footnotes thereto), in the Disclosure Schedule or elsewhere in this Agreement, the Company had, at the date of the Financial Statements, no material liabilities or obligations of any kind, whether accrued, absolute, contingent or otherwise, whether or not such liabilities or obligations would have been required to be disclosed on a balance sheet prepared in accordance with generally accepted accounting principles. To the Knowledge of the Company, there is no basis, as of the date of the Financial Statements, for assertion against the Company of any material claim or liability of any nature which is not disclosed in the Financial Statements (including the footnotes thereto), in the Disclosure Schedule or in this Agreement.

         3.6.     Tax Matters.

                  (a) The Company has filed all federal, state, local and foreign tax returns required to be filed. The Company has not requested or consented to the extension of, or waived any law or regulation fixing, any period of time for assessment of any Taxes which request, consent or waiver is currently in effect. The returns filed are complete, correct and accurate in all material respects. Except as set forth in
Section 3.6(a) of the Disclosure Schedule, (i) there are no examinations of the Company's tax returns by the Internal Revenue Service or state taxing authority in progress, (ii) to the Knowledge of the Company, there are no pending or threatened claims against the Company for Taxes (as hereinafter defined) for any period or periods and (iii) the Company has not received any written notice of any claim for Taxes. The Company has delivered to Buyer true and correct copies of all returns for the three previous tax years ending prior to the Closing Date. All Taxes that the Company has been required to collect or withhold have been duly collected and withheld. All Taxes to be paid by Company as set forth on its tax returns have been paid or adequate provisions have been made for such taxes in reserves reflected in the Financial Statements.

                  (b) The Company has not been a member of an affiliated group (within the meaning of Section 1504 (a) of the Internal Revenue Code (the "Code") filing a consolidated federal income tax return.

                  (c) The federal and state income tax returns of Company have been audited by the Internal Revenue Service and appropriate state taxing authorities for the periods and to the extent set forth in Section 3.6(c) of the Disclosure Schedule, and except as set forth in Section 3.6(c) of the Disclosure Schedule, the Company has not received from the Internal Revenue Service or from the tax authorities of any state, county, local or other jurisdiction any notice of underpayment of taxes or other deficiency which has not been paid nor any objection to any return or report filed by Company. There are no outstanding agreements or waivers extending the statutory period of limitations applicable to any tax return or report.

                  (d) There are no tax liens on any property of the Company. The Company has previously delivered to Buyer true and correct copies of any forms, reports, protests, closing agreements or other documents submitted to, or received from, any tax authority within the past two years in connection with any audit, examination, proceeding or litigation.

                  (e) All elections with respect to Taxes affecting the Company as of the date hereof have been accepted by the relevant taxing authority. No new elections with respect to Taxes, or changes in current elections with respect to Taxes, affecting the Company shall be made after the date of this Agreement without Buyer's prior written consent. The Company: (i) has not made a consent dividend election under Section 565 of the Internal Revenue Code of 1986, as amended, and the rules and regulations thereunder (the "Code"); (ii) has not consented at any time under Section 341(f)(1) of the Code to have the provisions of Section 341(f)(2) of the Code apply to any disposition of the Company's assets; (iii) has not agreed, or is not required, to make any adjustment under 481(a) of the Code by reason of a change in accounting method or otherwise; (iv) has not made an election, or is not required, to treat any asset of the Company as owned by another person pursuant to the provisions of former Section 168(f) of the Code or as tax-exempt bond financed property or tax-exempt use property within the meaning of Section 168 of the Code; and (v) has not made any of the foregoing elections nor is required to apply any of the foregoing rules under any comparable state or federal Tax provision.

                  (f) The Company is not a party to any tax-sharing agreements or similar arrangements.

                  (g) The Company is not a party to any joint venture, partnership, or other arrangement or contract which is or should be treated as a partnership for Federal income tax purposes.

                  (h) For purposes of withholding under Section 1445 of the Code, neither the Shareholders nor the Company is a "foreign person" as defined in Section 1445(f)(3) of the Code. The transactions contemplated herein are not subject to the tax withholding provisions of Section 3406 of the Code or of Subchapter A of Chapter 3 of the Code or of any other provision of law.

                  (i) The Company is not a party to any agreement, contract, arrangement or plan that has resulted or could result, separately or in the aggregate, in the payment of any "excess parachute payments" within the meaning of Section 280G of the Code.

                  (j) "Taxes" means all taxes, charges, fees, levies or other assessments including, without limitation, income, gross receipts, excise, property, sales, withholding, social security, unemployment, occupation, use, service, license, payroll, franchise, transfer and recording taxes, fees and charges, imposed by the United States or any state, local or foreign government or subdivision or agency thereof, whether computed on a separate, consolidated, unitary, combined or any other basis; and such term includes any interest, fines, penalties or additional amounts attributable to or imposed with respect to any such taxes, charges, fees, levies or other assessments.

         3.7. Absence of Certain Changes. Since December 31, 1997 and except as disclosed on Section 3.7 of the Disclosure Schedule, the Company has not done any of the following and has otherwise conducted its business in the ordinary course:

                  (a) incurred any obligation or liability (contingent or otherwise) except normal trade or business obligations incurred in the ordinary course of business;

                  (b) discharged or satisfied any lien or paid any obligation or liability (contingent or otherwise), except (i) liabilities included in the Financial Statements, and (ii) liabilities that have been incurred in the ordinary course of business and consistent with past practices in all material respects;

                  (c) mortgaged, pledged or subjected to any lien any of the assets of the Company (whether tangible or intangible);

                  (d) made any material additions to, or sold, assigned, transferred, conveyed, leased or otherwise disposed of, or agreed to sell, assign, transfer, convey, lease or otherwise dispose of any of its material assets or properties, except for fair consideration in the ordinary course of business;

                  (e) canceled or compromised any debt or claim, except for adjustments made in the ordinary course of business which, in the aggregate, are not material;

                  (f) waived or released any rights except for rights of insubstantial value, whether or not in the ordinary course of business;

                  (g) transferred, granted or licensed under any concessions, leases, licenses, or agreements or transferred, granted or licensed any intellectual property rights (as described in Section 3.17) in each case other than in the ordinary course of business;

                  (h) made or granted any increase in the rate of compensation payable and to become payable (including, without limitation, the making of any loan or the giving or payment of any bonus or incentive compensation) to, or entered into any employment contract with, any director, officer, employee, consultant or agent of the Company;

                  (i) entered into any material transaction, contract or commitment other than in the ordinary course of business;

                  (j) made any capital expenditure or entered into any commitment therefor in each case outside of the Company's approved capital expenditure budget for 1998 which is set forth in Section 3.7 of the Disclosure Schedule;

                  (k) suffered any casualty loss or damage, whether or not such loss or damage shall have been covered by insurance;

                  (l) declared any dividend or made any payment or other distribution in respect of the Company's capital stock to its shareholders or made any payment or transferred any property to any of the Shareholders other than the payment in the ordinary course of business of salary without payment of any bonuses or similar payments;

                  (m) purchased, redeemed, issued, sold or otherwise acquired or disposed of any of its shares of capital stock or any evidence of its indebtedness or other of its securities or granted any options, warrants or other rights to purchase or convert any obligation into any shares of capital stock or any evidence of indebtedness or other securities of the Company;

                  (n) made any charitable contribution not in accordance with past practice or entered into any commitment therefor;

                  (o) lost any material employee or employees;

                  (p) lost any material customer or customers;

                  (q) made any change in its method of accounting;

                  (r) failed to pay when due any of its obligations;

                  (s) made a material change in any product line;

                  (t) made a material revaluation of assets or materially wrote down the value of inventory;

                  (u) made a material change in sales or distribution channels;

                  (v) caused or had occur any other event or condition which in any one case or in the aggregate has had or, to the Knowledge of the Company, might have a material adverse effect on the assets or business condition of the Company taken as a whole; or

                  (w) agreed to do any of the foregoing.

         3.8.     Assets.

                  (a) Section 3.8(a) of the Disclosure Schedule lists all machinery, equipment, tools, parts, supplies, furniture, fixtures, personalty, automobiles and other tangible personal property owned by or used in the Company's Business. The Company has good and marketable title to all of its assets and properties used in or necessary to its Business free and clear of all mortgages, liens, claims, encumbrances and restrictions except (i) those listed on Section 3.8 of the Disclosure Schedule, (ii) liens for taxes not yet due or which are being contested in good faith by appropriate proceedings (and, except for taxes in respect of calendar year 1998, which have been sufficiently accrued or reserved against in the Company's December 31, 1997 balance sheet), municipal and zoning ordinances and easements for public utilities, none of which interfere, in any material respect, with the use of the property as currently utilized and (iii) defects in title and mortgages, liens, claims, charges and encumbrances, if any, that do not materially affect the operations or the value of the Company's property or of the Company.

                  (b) To the Knowledge of the Company and except as set forth in
Section 3.8(b) of the Disclosure Schedule, all of the property and assets currently being used in the operation of the Company are in all material respects in good operating condition and repair, subject to normal wear and tear, and are free from material structural or mechanical defects or deficiencies. Such assets are sufficient in kind, quality and quantity to enable the Buyer to operate the Company as now conducted.

                  (c) Except as set forth in Section 3.8(c) of the Disclosure Schedule, all inventory reflected on the December 31, 1997 balance sheet is usable and merchantable in the ordinary course of business (net of reserves established therefor) and is valued in accordance with lower of cost, determined on a LIFO basis as described in the notes to the Financial Statements, or market.

                  (d) Section 3.8(d) of the Disclosure Schedule contains a complete and accurate list of all the Real Property. All of the Real Property has rights of access to public roads. Except as set forth in Section 3.8(d) of the Disclosure Schedule, to the Knowledge of the Company, there is not (i) any claim of adverse possession or prescriptive rights involving any of the Real Property, (ii) any structure located on any Real Property which encroaches on or over the boundaries of neighboring or adjacent properties or (iii) any structure of any other party which encroaches on or over the boundaries of any of such Real Property. Except as set forth in Section 3.8(d) of the Disclosure Schedule, none of the Real Property is located in a flood plain, flood hazard area, wetland or lakeshore erosion area within the meaning of any Law. The Company has not received any written notice of any (i) planned or proposed increase in assessed valuations of any Real Property, (ii) order requiring repair, alteration, or correction of any existing condition affecting any Real Property or the systems or improvements thereat, or (iii) any structural, mechanical, or other defects of material significance affecting any Real Property or the systems or improvements thereat (including, but not limited to, inadequacy for normal use of mechanical systems or disposal or water systems at or serving the Real Property).

                  (e) Except as set forth in Section 3.8(e) of the Disclosure Schedule, all of the tangible personal property owned by Company is located on the Real Property, except goods in transit sold in the ordinary course of business.

         3.9. Bank Accounts. Section 3.9 of the Disclosure Schedule sets forth the names and locations of all banks, trust companies, savings and loan associations and other financial institutions at which the Company maintains a safe deposit box, lock box or checking, savings, custodial or other account of any nature, and the type and number of each such account and the name of each individual authorized to draw thereon or have access thereto.

         3.10. Litigation. Except as set forth in Section 3.10 of the Disclosure Schedule, there is no action, suit, arbitration, proceeding, investigation, claim or inquiry, whether civil, criminal or administrative, pending or, to the Knowledge of the Company, threatened against the Company which, as can be reasonably foreseen, might have a material adverse effect upon the operations or financial condition of the Company, nor, to the Knowledge of the Company, is there any basis for any such action.

         3.11.    Compliance With Laws.

                  (a) Compliance. Except as set forth in Section 3.11(a) of the Disclosure Schedule, the Company is in compliance with all applicable Laws (except where non-compliance would not have a material adverse effect on the Company or the Business), including, without limitation, those applicable to occupational safety and health, trade practices, competition and pricing, product warranties, zoning, building and sanitation, retirement and product advertising. Except as set forth in Section 3.11(a) of the Disclosure Schedule, the Company has not received written notice of any violation or alleged violation of, any Laws.

                  (b) Licenses and Permits. The Company has all governmental licenses, permits, approvals, authorizations and consents and all certifications required for the conduct of the Business (as presently conducted) and operation of the facilities used in the Business (other than licenses, permits, approvals, authorizations, consents or certifications which, if not obtained, would not have a material adverse effect on the Company or the Business). All such licenses, permits, approvals, authorizations, consents and certifications are described in Section 3.11(b) of the Disclosure Schedule and are in full force and effect. Except as set forth in Section 3.11(b) of the Disclosure Schedule, Company (including its operations, properties and assets) is and has been in compliance with all such permits, licenses, approvals, authorizations, consents and certifications, except to the extent that noncompliance would not have a material adverse effect on the Company or the Business.

         3.12. Insurance. Section 3.12 of the Disclosure Schedule contains a complete list and description of all insurance policies maintained by the Company including the following information with respect to each such policy: the carrier, policy number, coverage limits, expiration dates, annual premiums, form (e.g., occurrence or claims made); a general description of the type of coverage provided; and a named insured schedule for each policy or binder maintained by the Company with respect to the Business or its employees. Such insurance policies are in full force and effect and provide coverage to the extent and in the manner as may be required by law or any Material Contract. The Company is not in default under any of such policies, and, to the Knowledge of the Company, the Company has not failed to give any notice of any material claim under any such policy in a due and timely fashion. Section 3.12 of the Disclosure Schedule also lists, for each of the lines of coverage identified on
Section 3.12 of the Disclosure Schedule, a description of all claims in excess of $10,000 for the past five years. No insurer has advised the Company that it intends to reduce or cancel coverage, increase premiums or fail to renew any existing policy or binder. There are no outstanding performance bonds issued for the benefit of the Company.

         3.13.    Material Contracts and Commitments.

                  (a) Section 3.13(a) of the Disclosure Schedule sets forth a complete list of each executory contract and lease (the "Material Contracts") which constitute:

                      (i) a lease of real or personal property involving consideration or other expenditure in excess of $2,000 per month or involving performance over a period of more than 12 months;

                      (ii) a labor union contract;

                      (iii) a loan agreement, promissory note, letter of credit, or other evidence of indebtedness as a signatory, guarantor or otherwise;

                      (iv) an agreement not to compete in any business or geographic area;

                      (v) an agreement involving payment or other obligations of more than $25,000 in the aggregate that is not cancelable on less than twelve month's notice; or

                      (vi) a material agreement with a Shareholder, officer, director or employee of the Company.

                  (b) Company has made available to Buyer true, correct and complete copies of the Material Contracts.

                  (c) Except as set forth in Section 3.13(c) of the Disclosure Schedule, all of the Material Contracts are valid, binding and enforceable obligations of the Company and, to the Knowledge of the Company, the other parties thereto. Except as disclosed in Section 3.13(c) of the Disclosure Schedule, neither the Company nor to the Knowledge of the Company, any other party, is in material breach or material violation of, or material default under, any provision of any Material Contract.

         3.14. Labor Matters. The Company is not a party to any written labor agreement with respect to their respective employees with any labor union. To the Knowledge of the Company, there are no organizational efforts presently being made or threatened by or on behalf of any labor union with respect to Employees of the Company. In the last five (5) years, the Company has not experienced any general labor disputes or any work stoppage due to labor disagreements in connection with the Business. Except to the extent set forth in
Section 3.14 of the Disclosure Schedule, (a) the Company is in compliance in all material respects with all applicable Laws respecting employment practices, terms and conditions of employment and wages and hours, and is not engaged in any unfair labor practice; (b) there is no unfair labor practice charge or complaint against Company pending or, to the Knowledge of

Company, threatened, before the National Labor Relations Board or any similar state agency; and (c) there are no administrative charges or court complaints against Company concerning alleged employment discrimination or other employment related matters pending or threatened before the U.S. Equal Employment Opportunity Commission or any other government entity.

         3.15.    Employee Benefit Plans.

                  (a) Section 3.15(a) of the Disclosure Schedule sets forth all pension, medical, dental, life, accident insurance, employee welfare, disability, group insurance, and other similar fringe or employee benefit plans, programs and arrangements, and any severance agreements, policies, or plans (whether written or unwritten), vacation and sick leave plans, including, without limitation, all "employee benefit plans" (as defined in Section 3(3) of ERISA). The items described in the foregoing sentence are hereinafter sometimes referred to collectively as "Employee Benefit Plans," and each individually as an "Employee Benefit Plan." True and correct copies of all the Employee Benefit Plans, including all amendments thereto (together with the most recent annual report prepared in connection with any Employee Benefit Plan), have heretofore been made available to Buyer. Each of the Employee Benefit Plans is identified in the Disclosure Schedule, to the extent applicable, as one or more of the following: an "employee pension benefit plan" (as defined in Section 3 (2) of ERISA), an "employee welfare benefit plan" (as defined in Section 3 (1) of ERISA), and/or as a plan intended to be qualified under Section 401 of the Code. Except as set forth in the Disclosure Schedule, no Employee Benefit Plan is a "multiemployer plan" (as defined in Section 4001 of ERISA), and the Company has never contributed or been obligated to contribute to any multiemployer plan.

                  (b) To the Knowledge of the Company, there have been no "prohibited transactions" within the meaning of Section 406 or 407 of ERISA or
Section 4975 of the Code for which a statutory or administrative exemption does not exist with respect to any Employee Benefit Plan, and no event or omission has occurred in connection with which the Company or any of its assets or any Employee Benefit Plan, directly or indirectly, could be subject to any material liability under ERISA, the Code or any other Law applicable to any Employee Benefit Plan, or under any agreement, instrument or Law pursuant to or under which Company has agreed to indemnify or is required to indemnify any person against liability incurred under any such Law.

                  (c) With respect to each Employee Benefit Plan, (i) all payments due from the Company to date have been made and all amounts properly accrued to date as liabilities of the Company which have not been paid have been properly recorded on the books of Company and are reflected in the Financial Statements; (ii) except as set forth in Section 3.15 (c) of the Disclosure Schedule, the Company has complied with, and each such Employee Benefit Plan complies in form and has been administered in accordance with all applicable Laws and regulations, including but not limited to ERISA and the Code, except for any noncompliance which would not alone or in the aggregate, have a material adverse effect upon the Company; (iii) each such Employee Benefit Plan which is intended to qualify under Section 401 of the Code has received a favorable determination letter from the Internal Revenue Service with respect to such qualification, its related trust has been determined to be exempt from taxation under Section 501(a) of the Code, and nothing has occurred since the date of such letter that has adversely affected such qualification or exemption; (iv) there are no actions, suits or claims pending (other than routine claims for benefits) with respect to such Employee Benefit Plan or against the assets of such Employee Benefit Plan; and
(v) no accumulated funding deficiency, as defined in ERISA or the Code, or reportable event, as defined in ERISA, has occurred.

                  (d) Except as set forth in Section 3.15(a) and Section 3.15(d) of the Disclosure Schedule, no Employee Benefit Plan provides benefits, including, without limitation, death or medical benefits (whether or not insured) with respect to current or former Company Employees beyond their retirement or other termination of service other than (i) coverage mandated by applicable Law, (ii) death or retirement benefits under any Employee Benefit Plan that is an employee pension benefit plan, (iii) deferred compensation benefits accrued as liabilities on the books of Company, (iv) disability benefits under any Employee Benefit Plan that is an employee welfare benefit plan and which have been fully provided for by insurance or otherwise or (v) benefits in the nature of severance pay.

                  (e) Except as set forth in Section 3.15(e) of the Disclosure Schedule, the consummation of the transactions contemplated by this Agreement will not (i) entitle any current or former Company Employee to severance pay, unemployment compensation or any other payment, except as expressly provided in this Agreement, (ii) accelerate the time of payment or vesting, or increase the amount of compensation due to any such employee or former employee, (iii) result in any prohibited transaction described in Section 406 of ERISA or Section 4975 of the Code for which an exemption is not available or (iv) result in any liability pursuant to any employment arrangements with change of control or similar provisions.

         3.16.    Environmental Matters.

                  (a) The Company is in compliance with applicable Environmental Laws, except as set forth in Section 3.16(a) of the Disclosure Schedule and except to the extent that noncompliance would not have a material adverse effect on the Company or the Business.

                  (b) Except as set forth in Section 3.16(b) of the Disclosure Schedule, there is no litigation nor any demand, claim, hearing or written notice of violation pending or to the Company's Knowledge threatened against the Company relating in any way to the Environmental Laws.

                  (c) Except as set forth in Section 3.16(c) of the Disclosure Schedule, there has been no release, spill or discharge of Hazardous Substance on, in, under or from the Real Property in an amount or condition which would require investigative or remedial action under Environmental Laws.

                  (d) Except as set forth in Section 3.16(d) of the Disclosure Schedule, the Company has been issued and is in compliance with all federal, state and local permits, certificates, licenses, approvals and other authorizations, and has filed all notifications, relating to air emissions, effluent discharges and solid and hazardous waste storage, treatment and disposal required in connection with the operation of the business of the Company.

                  (e) Except as set forth in Section 3.16 (e) of the Disclosure Schedule, to the Knowledge of the Company, no PCBs, asbestos or urea formaldehyde insulation is present at any Real Property. There are no underground storage tanks at the Real Property. Except as set forth in Section 3.16(e) of the Disclosure Schedule, the Company has not received from any federal, state or local environmental regulatory entity or third party any written request for information, written notice of claim, demand letter or other written notification that, it is or may be potentially responsible with respect to any investigation or clean-up of Hazardous Substance releases at any site.

                  (f) To the Knowledge of the Company, the Company has not arranged by contract, agreement or otherwise, (i) for the disposal or treatment of, or (ii) with a transporter for the transport or disposal or treatment of, any Hazardous Substances in violation of any Environmental Law.

                  (g) Except as set forth in Section 3.16(g) of the Disclosure Schedule, the Company is not an "owner" or "operator" of a "facility" (as such terms are defined in CERCLA).

                  (h) Except as set forth in Section 3.16(h) of the Disclosure Schedule, the Company has never been an "owner" or "operator" of a "facility" at the time Hazardous Substances were disposed of.

                  (i) The Company has not acquired any person or entity in the past ten (10) years.

                  (j) To the Knowledge of the Company and except as set forth in
Section 3.16 (f) of the Disclosure Schedule, no wastes generated by Company have ever been sent directly or indirectly to any site listed or formally proposed for listing on the National Priority List promulgated pursuant to CERCLA or to any site listed on any state list of Hazardous Substance sites requiring investigation or clean-up.

         3.17. Proprietary Rights. Section 3.17 of the Disclosure Schedule lists all patents, patent applications, trade names, trademarks, service marks, trademarks registrations, service mark registrations, trade mark applications, service mark applications, registered copyrights, copyright applications owned or used by the Company. There is no pending claim against the Company alleging that the Company infringes on the intellectual property rights of others. The Company owns the entire right, title and interest in or has a valid license to use its intangible assets. The Company is not a licensor of any intellectual property rights. The Company has not defaulted under any license to which it is a party with respect to intellectual property rights, whether as licensor or licensee. No director, officer or employee of the Company owns in whole or in part, any of the intellectual property rights or interests which the Company which is necessary for the operation of the Business as now conducted. Section
3.17 of the Disclosure Schedule sets forth the maintenance expenses for all software programs used by the Company in the operation of the Business during the periods covered by the Financial Statements, except for any software with respect to which the aggregate expenses in any one year have not exceeded $5,000, including the costs to maintain and replace the program. Except as set forth in Section 3.17 of the Disclosure Schedule, all of the Company's material software systems are year 2000 compliant.

         3.18 Trade Notes and Accounts Receivable and Trade Notes and Account Payable.

                  (a) The trade notes and accounts receivable of the Company reflected on the Financial Statements have arisen from bona fide transactions in the ordinary course of business of the Company, and are (except for normal claims and allowances which are consistent with the Company's past experience and which in the aggregate are not material) current and except as set forth in
Section 3.18 of the Disclosure Schedule, fully collectible, less the allowance for doubtful accounts reflected in the Financial Statements, following the Company's existing collection practices.

                  (b) The trade notes and accounts payable of the Company reflected on the Financial Statements have arisen from bona fide transactions in the ordinary course of business of the Company.

         3.19     Certain Relationships; Transactions with Management.

                  (a) Except as set forth on Section 3.19(a) of the Disclosure Schedule, the Company is not a party to any transaction or proposed transaction with any officer, director or Shareholder (or any Affiliate of such officer, director or Shareholder) of the Company.

                  (b) Neither the Company nor any Shareholder (and/or any Affiliate of a Shareholder) has a financial interest (direct or indirect) in any competitor, supplier or customer of the Company, except for the ownership of less than 3% of the outstanding stock of any entity whose stock is traded on an established stock exchange or quoted on NASDAQ.

         3.20 Adverse Agreements. The Company is not a party to any agreement or instrument or subject to any judgment, notice, writ, injunction, decree or charter or corporate restriction which is currently having a material adverse effect on the Business or, to the Company's Knowledge, will have a material adverse effect on the Business.


                                   ARTICLE IV
                     REPRESENTATIONS AND WARRANTIES OF BUYER

         Buyer represents and warrants to the Shareholders as follows:

         4.1. Organization. Buyer is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware. Buyer has all requisite corporate power to enter into this Agreement and the other documents and instruments to be executed and delivered by Buyer and to carry out the transactions contemplated hereby and thereby.

         4.2. No Violation. The execution and delivery of this Agreement and the consummation by Buyer of the transactions contemplated hereby will not cause a breach or violation of or default under any provision of (a) the Certificate of Incorporation or Bylaws of Buyer; (b) any contract to which either Buyer is a party or by which either Buyer may be bound; or (c) any decree, order, injunction or other decision of any court, arbitrator or governmental authority to which either Buyer may be subject.

         4.3. Authority; Validity. The execution and delivery of this Agreement and the other documents and instruments to be executed and delivered by Buyer pursuant hereto and the consummation of the transactions contemplated hereby and thereby have been duly authorized by the Board of Directors and stockholders of Buyer. No other corporate act or proceeding on the part of Buyer is necessary to authorize this Agreement or the other documents and instruments to be executed and delivered by Buyer pursuant hereto or the consummation by Parent or Newco of the transactions contemplated hereby and thereby. This Agreement constitutes, and when executed and delivered, the other documents and instruments to be executed and delivered by Buyer pursuant hereto will constitute, valid and binding agreements of Buyer, enforceable against Buyer in accordance with their respective terms, except as such may be limited by bankruptcy, insolvency, reorganization or other Laws affecting creditors rights generally, and by general equitable principles.

         4.4. Third Party Consents. Except for the execution and delivery of a guarantor joinder and assumption agreement under Buyer's credit facility with Buyer's lender, and except for the filing of appropriate notices under the HSR Act, no approval, authorization, notice, consent or other action by or filing with any Person is required for Buyer's execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby.

          4.5. Investment/Operational Intent. The following representations are provided solely for purposes of ensuring that this Agreement, the Parties hereto and the transactions contemplated hereby comply with the provisions of the federal Securities Act of 1933 and the Regulations promulgated thereunder and any state "Blue Sky" law applicable hereto and thereto (collectively "Securities Laws"). This Section shall not constitute an admission of Buyer, and no inference may be drawn from this Section by any Shareholder or any other Person, as to the adequacy, sufficiency, accuracy or completeness of the information specifically disclosed to the Buyer in this Agreement or otherwise for any purposes other than ensuring the Parties' compliance with the Securities Laws.

                  (a) Buyer has sufficient knowledge and experience in financial and business matters to enable it to evaluate the merits and risks of the transactions contemplated by this Agreement.

                  (b) Buyer has been given access to information provided by the Company in response to its requests regarding the Company, including the opportunity to ask questions of and receive answers from the officers of the Company concerning the present and proposed activities of the Company and to obtain the information which Buyer deems necessary or advisable in order to evaluate the merits and risks of the transactions contemplated by this Agreement.

                  (c) Buyer is acquiring the Company for its own account, for investment or operational purposes, and not with a view to resale or for distributions of all or any portion of the Purchased Shares.

         4.6. Breach of Representation and Warranty. Buyer has no actual knowledge that the representations and warranties of the Shareholders in this Agreement or the Disclosure Schedule are not true and correct or that there are omissions from the Disclosure Schedule


                                    ARTICLE V
                                    COVENANTS

         From and after the date of this Agreement, the Parties shall comply with the following covenants:.

         5.1. Access to Information and Records. (a) During the period prior to the Closing, the Shareholders shall cause the Company to give Buyer and its counsel, accountants and other representatives (i) reasonable access during normal business hours to all of the properties, books, records, contracts and documents of Company for the purpose of such inspection, investigation and testing as Buyer deems appropriate (and to furnish to Buyer and its representatives all information with respect to the business and affairs of Company as Buyer reasonably request); (ii) with the prior consent of the Shareholders Representative in each instance, access to employees, agents and representatives for the purposes of such meetings and communications as Buyer reasonably desires; and (iii) with the prior consent of the Shareholders Representative in each instance, access to vendors, customers and others having business dealings with Company.

                  (b) The Confidentiality Agreement between Piper Jaffray, Inc., as agent for the Company, and Buyer, dated June 22, 1998 shall remain in full force and effect.

         5.2. Conduct of Business Pending the Closing. From the date hereof until the Closing, except as otherwise approved in writing by Buyer (which approval shall not be unreasonably withheld), the Shareholders shall cause the Company to comply with the following covenants:

                  (a) The Shareholders shall cause the Company to carry on the Business diligently and in substantially the same manner as heretofore conducted and will not make or institute any material changes in its methods of purchase, sale, management, accounting or operation.

                  (b) The Shareholders shall use commercially reasonable efforts to cause the Company to maintain, preserve, renew and keep in favor and effect the existence, rights and franchises of the Company and to use commercially reasonable efforts to preserve the business organization of the Company intact, to keep available to Company the present officers (other than Mr. Gant) and employees of the Company, and to preserve its present relationships with suppliers and customers and others having business relationships with the Company.

                  (c) The Shareholders shall cause the Company to not amend its Articles of Incorporation or Bylaws or make any changes in authorized or issued capital stock.

                  (d) The Shareholders shall cause the Company to maintain all of the insurance in effect as of the date hereof.

                  (e) The Shareholders shall cause the Company to maintain all of its properties in customary repair, order and condition, reasonable wear and use excepted and, in the event of a casualty, loss or damage to any of such properties the Shareholders shall cause the Company to commence repairs or to replace the affected property in each case in accordance with its past practices and any insurance proceeds received by the Company in respect of such casualty, loss or damage shall be applied to the repair or replacement of property as described above or if retained by the Company shall not be included in the Cash Amount.

                  (f) The Shareholders shall cause the Company to maintain its books, accounts and records in the usual, regular and ordinary manner, on a basis consistent with prior years; endeavor to comply with all laws and contractual obligations applicable to it and to the conduct of the Business.

                  (g) Except as set forth in Section 5.2(g) of the Disclosure Schedule, the Shareholders shall cause the Company to not declare, pay or make any dividend or other distribution or payment in respect of shares of the Common Stock; or purchase or redeem any shares of Common Stock or issue any other security.

                  (h) The Shareholders shall cause the Company to not: (i) make or grant any general wage or salary increase or increase in compensation payable or to become payable to any employee, officer, director or agent; (ii) establish any new or modify any existing bonus, stock option, stock purchase, profit sharing, deferred compensation, pension, multi-employer pension, retirement or other similar payment or arrangement or (iii) enter into any employment or consulting agreement or sales agency with respect to the performance of personal services which is not terminable without liability by Company on thirty days notice or less.

                  (i) The Shareholders shall cause the Company to make no change in its accounting procedures; and

                  (j) The Shareholders shall cause the Company to not: (i) incur or become subject to, or agree to incur or become subject to any obligation or liability (contingent or otherwise) other than normal trade and business obligations incurred in the ordinary course of business; (ii) discharge or satisfy any lien or pay any obligation or liability (contingent or otherwise) except for liabilities included in the Financial Statements and liabilities that have been incurred in the ordinary course of business consistent with past practice in all material respects; (iii) discharge or satisfy any lien or encumbrance; (iv) mortgage, pledge or subject to lien, charge, security interest or any other encumbrance any of its assets or properties; (v) sell, assign, transfer, convey, lease or otherwise dispose of, or agree to sell, assign, transfer, convey, lease or otherwise dispose of, any asset or property, except for fair consideration in the ordinary course of business; (vi) acquire or lease (other than a renewal of an existing lease in the ordinary course of business), or agree to acquire or lease (other than a renewal of an existing lease in the ordinary course of business) any material asset or property; (vii) cancel or compromise any debt or claim, except for adjustments or settlements made in the ordinary course of business; (viii) waive or release any material rights; (ix) transfer or grant any rights under any concessions, leases, licenses, agreements, patents, inventions, trade names, trademarks, copyrights, or with respect to any of the Company's know-how or intellectual property rights; (x) modify, change or terminate any Material Contract; (xi) make any capital expenditures or enter into any commitments therefor outside of the Company's approved capital expenditure budget which, individually exceed $10,000 other than those listed on Section 3.7 of the Disclosure Schedule; (xii) enter into any collective bargaining agreement and, through negotiation or otherwise, make any commitment or incur any liability to any labor organization; (xiii) make any charitable contribution other than consistent with past practice; and (xiv) enter into any transaction and make any contract or commitment which by reason of its size or otherwise is not in the ordinary course of business; and

                  (k) The Shareholders shall cause the Company to make no change in the banking and safe deposit arrangements reflected in Section 3.9 of the Disclosure Schedule hereto without prior written notice to the Buyer, giving the details of such change; and grant no powers of attorney, except as disclosed in writing to the Buyer.

         5.3. HSR Act Filings. Each Party shall, in cooperation with the other Parties, file or cause to be filed any reports or notifications that may be required to be filed by it under the HSR Act, with the Federal Trade Commission and the Antitrust Division of the Department of Justice, and shall furnish to the others all such information in its possession as may be necessary for the completion of the reports or notifications to be filed by the others. Prior to making any communication, written or oral, with the Federal Trade Commission, the Antitrust Division of the federal Department of Justice or any other governmental agency or authority or members of their respective staffs with respect to this Agreement or the transactions contemplated hereby, each Party shall consult with the other Parties with respect thereto. Buyer shall be solely responsible for all filing fees in connection with the HSR Act.

         5.4. Consents. The Parties will use their best efforts prior to Closing to obtain all consents necessary for the consummation of the transactions contemplated hereby.

         5.5. Publicity. All notices, releases, statements and communications generally directed to employees, suppliers, customers and the public and the press relating to the transactions contemplated by this Agreement shall be made only at such times and in such manner as may be mutually agreed upon by the Shareholders Representative and the Buyer; provided, however, that any party may make a public announcement of the proposed transaction, if, in the opinion of counsel, such announcement is required to comply with any Law or any rule or regulation of any securities exchange or securities quotation system and such party shall, to the extent practicable, consult with the other party with respect to such announcements and give reasonable prior written notice of its intent to issue such announcement.

         5.6.     Disclosure Schedule.

                  (a) Disclosure Schedule. Contemporaneously with the execution and delivery of this Agreement, the Shareholders Representative, on behalf of the Shareholders is delivering to Buyer the Disclosure Schedule, which is accompanied by a certificate signed by the Shareholders Representative stating that the Disclosure Schedule is being delivered pursuant to this Agreement and is the Disclosure Schedule referred to in this Agreement. The Disclosure Schedule is deemed to constitute an integral part of this Agreement and to modify the representations, warranties, covenants or agreements of the Shareholders contained in this Agreement. The inclusion of any item in the Disclosure Schedule shall constitute disclosure for all purposes under this Agreement, and shall not be construed as an indication of the materiality or lack of materiality of such item. The Shareholders shall use their best efforts to number all exceptions noted in the Disclosure Schedule to correspond to the applicable section of this Agreement to which such exception refers, but it is understood that the failure to do so shall not constitute a breach of any representation or warranty made in this Agreement so long as such exception is disclosed elsewhere in the Disclosure Schedule or elsewhere in this Agreement or in any other schedule attached to this Agreement.

                  (b) Updates. Prior to the Closing Date, the Shareholders may update and supplement the Disclosure Schedule from time to time by written notice from the Shareholders Representative to Buyer. If requested by Buyer, the Shareholders Representative shall meet and discuss with Buyer any change in the Disclosure Schedule made by the Shareholders which is, in the reasonable judgment of Buyer, materially adverse to the Company, (a "Disclosure Schedule Change"). If the Parties cannot resolve any differences regarding a Disclosure Schedule Change within a reasonable period of time (not to exceed ten (10) calendar days), Buyer may terminate this Agreement by written notice from Buyer to the Shareholders Representative given within five (5) calendar days after the expiration of such ten-day period.

         5.7. Indemnification of Directors and Officers. Until the fourth anniversary of the Closing Date, Buyer shall not take, nor permit the Company to take, any action so as to amend the provisions of the Articles of Incorporation or Bylaws of the Company providing for indemnification of directors and officers, if such amendment would adversely affect the rights of any Person who shall have served as a director or officer of the Company prior to the Closing. This covenant of Buyer may be enforced after the Closing Date by the Shareholders Representative on behalf of any person whose rights are adversely affected by any such amendment.

         5.8. Shareholders Representative. By approving this Agreement, the Shareholders hereby irrevocably make, constitute and appoint Frederick M. Young, Jr. as their true and lawful attorney-in-fact to take all actions required under this Agreement on behalf of the Company Shareholders (including, without limitation, the resolution or dispute of any claims) in their name and stead and further ratify and approve all such actions as their own. In the event of the death, inability to act or declination to act of Frederick M. Young, Jr., then a successor Shareholders Representative shall be selected by a majority vote of the Shareholders.

         5.9. Election. The Buyer and the Shareholders shall make an election under Section 338(h)(10) of the Code (and any comparable election under state of local tax Law) with respect to the purchase of the Purchased Shares by the Buyer as described in this Agreement. The Buyer and the Shareholders shall cooperate fully with each other in the making of such elections. The Parties shall prepare and deliver the appropriate election forms as soon as is practicable after the Closing. In connection with such elections, the Buyer and the Shareholders shall mutually agree on an allocation of the Purchase Price for tax reporting purposes.

         5.10. Bonus. Prior to Closing, the Company may transfer to Mr. Young as additional compensation the assets described on Section 5.10 of the Disclosure Schedule and a bonus in an amount sufficient to pay the income taxes incurred in connection with the transfer of such assets to him.

         5.11.    Non-Compete/Non-Solicitation.

                  (a) Fred M. Young, Jr. hereby agrees that in consideration of the sale of his Purchased Shares to the Buyer that for a period of five (5) years from the Closing Date, he shall not directly or indirectly:

                      (i) own, manage, operate, control, consult with, advise, be employed by, be an agent or representative of or solicit a customer for, any business which competes, with the Company, as such business is currently conducted by the Company (other than through ownership of not more than three percent (3%) of the outstanding shares of a corporation's stock which is listed on a national stock securities exchange or quoted on NASDAQ);

                      (ii) request, suggest or advise any customers of the Company (whether current, previous or potential new customers from whom the Company has solicited business prior to the Closing Date) to withdraw or cancel any of their business or refuse to continue to do business with the Company as such business is currently conducted by the Company; or

                      (iii) solicit, induce, assist in the solicitation or inducement of, any current employee of the Company to leave the employ of the Company.

                  (b) One Hundred Thousand Dollars ($100,000) of the Purchase Price shall be allocated to the foregoing covenants.

                  (c) It is understood and agreed by the Parties that the rights and privileges granted to the Buyer by each of the Shareholders under this
Section 5.11 are of a special, unique, extraordinary and intellectual character, which gives them peculiar value, the loss of which cannot be reasonably or adequately compensated in damages in any action at law and that a breach by any of the Shareholders of any of the provisions contained in Section 5.11 will cause the Buyer great and irreparable injury and damage. Each of the Shareholders hereby expressly agrees that the Buyer, its successors and assigns shall be entitled to the remedies of injunction, specific performance and other equitable relief to prevent a breach of such provisions by any of the Shareholders. This provision shall not, however, be construed as a waiver of any of the rights which Buyer may otherwise have for damages and the equitable remedies described above shall not be deemed to be the exclusive remedies of the Buyer. Mr. Young further acknowledges that the restrictions provided for herein are reasonable and that they are necessary for the protection of the Buyer and the Company.

                  (d) If any court determines that any of the provisions of this
Section 5.11 is unenforceable because of the duration or scope hereof, such court shall have the power to reduce the duration or scope of such provisions to the extent necessary to make the provision enforceable and, in its reduced form, such provision shall then be enforceable and shall be enforced.

                  (e) Exhibit A attached hereto sets forth, for purposes of illustration, a list of competitors of the Company known to Buyer and Mr. Young on the date hereof. Buyer and Mr. Young acknowledge that the competitors listed on Exhibit A may change from time to time following the date hereof.

                                   ARTICLE VI
                   CONDITIONS PRECEDENT TO BUYER'S OBLIGATIONS

         Each and every obligation of Buyer to be performed on the Closing Date shall be subject to the satisfaction prior to or at the Closing of each of the following conditions:

         6.1. Representations and Warranties True on the Closing Date. Each of the representations and warranties made by the Shareholders in this Agreement shall be true and correct in all material respects when made and shall be true and correct in all material respects at and as of the Closing Date as though such representations and warranties were made or given on and as of the Closing Date, except for any changes permitted by the terms of this Agreement or consented to by Buyer. For purposes of this Section 6.1 only, no effect shall be given to any materiality qualifier contained in any such representation or warranty and no materiality standard contained herein shall be deemed to modify any representation or warranty contained in Article III hereof for purposes of any claim made by Buyer for indemnification under Article VIII hereof..

         6.2. Compliance With Agreement. The Shareholders shall have in all material respects performed and complied with all of the agreements and obligations under this Agreement which are to be performed or complied with by them prior to or on the Closing Date.

         6.3. Absence of Litigation. No litigation shall have been commenced or threatened against Buyer, Company, the Shareholders, or any of the affiliates, officers or directors of any of them, with respect to the transactions contemplated hereby which would prevent the Closing or which has an adverse affect on the right of the Buyer to own the Common Stock or to own, operate or control the assets of the Company after the Closing Date.

         6.4. Consents and Approvals. All material approvals, consents and waivers that are required to effect the transactions contemplated hereby shall have been received, and executed counterparts thereof shall have been delivered to Buyer at or prior to the Closing.

         6.5. HSR Act Waiting Period. All applicable waiting periods related to the HSR Act shall have expired.

         6.6. No Material Adverse Change. During the period from the date hereof to the Closing Date, there shall not have occurred any material adverse change in the business, properties, operations or business of the Company or any loss or damage to any of its assets or properties which could affect or impair the ability of the Company to conduct the Business after the consummation of the transactions contemplated hereby in substantially the manner now conducted.

         6.7. Documents to be Delivered by Shareholders. At the Closing, the Shareholders shall have delivered to the Buyer the following documents, in each case duly executed or otherwise in proper form:

                  (a) Stock Certificate(s). Stock certificates representing the Purchased Shares.

                  (b) Compliance Certificate. A certificate signed by the Shareholders that each of the representations and warranties made by them in this Agreement is true and correct on and as of the Closing Date with the same effect as though such representations and warranties had been made or given on and as of the Closing Date (except for any changes permitted by the terms of this Agreement or consented to in writing by Buyer), and that the Shareholders have performed and complied with all of their obligations under this Agreement which are to be performed or complied with on or prior to the Closing Date.

                  (c) Opinion of Counsel. A written opinion of Quarles & Brady, counsel to Shareholders, dated as of the Closing Date, addressed to Buyer, substantially in the form of Exhibit B hereto.

                  (d) Articles; Bylaws. A copy of the Articles of Incorporation of Company and a [Status] Certificate, each certified by the Wisconsin Department of Financial Institutions as of a date no earlier than ten (10) days prior to the Closing Date and a copy of the Bylaws of Company certified by the Secretary of Company.

                  (e) Resignations. Resignations of the directors of the Company and such officers of the Company as Buyer may request (which shall not include the resignation of employment of any officers of the Company other than Mr. Young who shall resign his employment if requested by Buyer).

                  (f) Pay Off Letter. A pay off letter with respect to the Company's line of credit with Bank One.

                  (g) IDB Letter. A letter from the Industrial Development Board of the City of Lexington, Tennessee (the "Board"), or other written evidence reasonably satisfactory to Buyer, stating that all principal, interest and any other amounts (including fees and expenses) due in respect of the First Mortgage Revenue Bonds (Gilson Brothers Company Project) Series 1979, have been paid in full.

                  (h) Other Documents. All other documents, instruments or writings required to be delivered to Buyer at or prior to the Closing pursuant to this Agreement and such other certificates of authority and documents as Buyer may reasonably request.


                                   ARTICLE VII
                CONDITIONS PRECEDENT TO SHAREHOLDERS' OBLIGATIONS

         Each and every obligation of the Shareholders to be performed on the Closing Date shall be subject to the satisfaction prior to or at the Closing of the following conditions:

         7.1. Representations and Warranties True on the Closing Date. Each of the representations and warranties made by Buyer in this Agreement shall be true and correct in all material respects when made and shall be true and correct in all material respects at and as of the Closing Date as though such representations and warranties were made or given on and as of the Closing Date. For purposes of this Section 7.1, no materiality standard contained herein shall be deemed to modify any representation or warranty contained in Article IV hereof for purposes of any claim made by the Shareholders for indemnification under Article VIII hereof.

         7.2. Compliance With Agreement. Buyer shall have in all material respects performed and complied with all of its agreements and obligations under this Agreement which are to be performed or complied with by it prior to or on the Closing Date.

         7.3. Absence of Litigation. No litigation shall have been commenced or threatened against Buyer, Company, the Shareholders or any of the affiliates, officers or directors of any of them, with respect to the transactions contemplated hereby which would prevent the Closing or which has an adverse affect the right of the Buyer to own the Common Stock or to own, operate or control the assets of the Company after the Closing Date.

         7.4. HSR Act Waiting Period. All applicable waiting periods related to the HSR Act shall have expired.

         7.5. Documents to be Delivered by Buyer. At the Closing, Buyer shall deliver to the Shareholders the following documents, in each case duly executed or otherwise in proper form:

                  (a) Compliance Certificates. A certificate signed by an authorized officer of Buyer that each of the representations and warranties made by Buyer in this Agreement are true and correct in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made or given on and as of the Closing Date (except for any changes permitted by the terms of this Agreement or consented to in writing by the Shareholders Representative), and that Buyer has performed and complied with all of its obligations under this Agreement which are to be performed or complied with on or prior to the Closing Date.

                  (b) Opinion of Counsel. A written opinion of counsel to Buyer, dated as of the Closing Date, addressed to the Shareholders, in substantially the form of Exhibit C hereto.

                  (c) Certified Resolutions. A certified copy of the resolutions of the Board of Directors of Buyer authorizing and approving this Agreement and the consummation of the transactions contemplated by this Agreement.

                  (d) Incumbency Certificates. Incumbency certificates relating to each person executing any document executed and delivered to Company by Buyer pursuant to the terms hereof.

                  (e) Other Documents. All other documents, instruments or writings required to be delivered to the Shareholders at or prior to the Closing pursuant to this Agreement and such other certificates of authority and documents as Shareholders may reasonably request.

         7.6. Closing Payment. Buyer shall have paid the Closing Payment in accordance with the provisions of Article II of this Agreement.

                                  ARTICLE VIII
                            SURVIVAL; INDEMNIFICATION

         8.1.     Survival; Remedies for Breach.

                  (a) The representation and warranty made by the Shareholders in Section 3.1(e) of this Agreement relating to title to the Purchased Shares shall survive the Closing indefinitely. The representations and warranties made by the Shareholders in Sections 3.6 of this Agreement shall terminate on the date that is sixty (60) days following the end of any statute of limitations period applicable thereto and thereafter be of no further force or effect. The representations and warranties made by the Shareholders in Sections 3.16 of this Agreement shall terminate on the date that is twenty-four (24) months after the Closing Date and thereafter be of no further force or effect. The representation and warranty made by the Buyer in Section 4.6 of this Agreement shall survive the closing with respect to each representation and warranty made by the Shareholders until such representation and warranty made by the Shareholders expires. Each and every other representation, warranty, agreement and covenant made by the Shareholders and the Buyer in this Agreement or in any exhibits, schedules, instruments of transfer or other documents delivered pursuant thereto or in connection therewith shall survive the Closing, but except as otherwise provided in this Section 8.1, shall terminate on the date that is eighteen (18) months after the Closing Date and thereafter be of no further force or effect. (The date on which any covenant, agreement, representation or warranty terminates in accordance with this Article VIII being referred to herein as the "Cut-off Date" for such covenant, agreement, representation or warranty).

                  (b) Any covenant or agreement contained herein that by its terms is to be performed after the Closing Date shall survive for (i) a period of eighteen (18) months from the last date on which performance is due under such covenant or agreement, or (ii) in the absence of a specified due date for performance, a period of two (2) years after the Closing Date.

                  (c) Any covenant, agreement, representation or warranty that would otherwise terminate at the Cut-off Date with respect thereto shall survive if the notice referred to in Section 8.2(b)(vi) or Section 8.3(b), as the case may be, of the breach, inaccuracy or nonperformance thereof shall have been given on or prior to the Cut-off Date with respect thereto to the party against whom indemnification may be sought.

                  (d) The covenants and agreements contained in this Article VIII shall survive until such time as any claim for indemnification is finally settled in accordance with the terms hereof.

                  (e) After the Closing, the indemnities set forth in this
Article VIII shall be the exclusive remedies of the Shareholders and the Buyer for the breach of any covenant, agreement, representation or warranty in this Agreement by the Shareholders and the Buyer, as the case may be, and the Parties shall not be entitled to a rescission of this Agreement or to any further indemnification rights or claims of any nature whatsoever in respect thereof, all of which the Parties waive.

         8.2.     Indemnification by Shareholders.

                  (a) General. Subject to the provisions of this Section and the other Sections of this Article VIII, the Shareholders, jointly and severally, agree to indemnify the Buyer and hold the Buyer harmless from and against, any and all Losses incurred or sustained by, or imposed upon, Buyer, with respect to or by reason of any failure, breach, default, inaccuracy or lack of performance on the part of the Shareholders of any of its representations, warranties, agreements or covenants under this Agreement or contained in any certificate, document or instrument delivered by the Shareholders hereunder.

                  (b) Notwithstanding anything to the contrary in this Agreement, the Buyer shall not be entitled to indemnification under Section 8.2(a):

                      (i) with respect to a claim for indemnification hereunder related to the title of any real estate with respect to which there is a title insurance policy in effect (up to such policy's policy limit), except to the extent that the Buyer has first unsuccessfully attempted to recover upon such title insurance; and

                      (ii) in connection with any claim for indemnification hereunder with respect to which the Company has a right of indemnification or set-off against any third party until (A) Buyer provides a notice of such claim to the Shareholders Representations in accordance with subsection (v) below, (B) Buyer uses reasonable efforts to receive the benefit of such indemnification or set-off from such third-party, and (C) Buyer reasonably determines by legal process, insolvency of the third party or otherwise that it is not able to collect the full amount of the claim; provided, however, that Buyer shall have no obligation to exert right against any customer of the Company if Buyer reasonably determines that the exercise of such rights would impair its business relationship with such customer; provided, further, that the Shareholder shall be subrogated to all such third party claims to the extent of any indemnification claims made by Buyer hereunder; and

                      (iii) with respect to any Loss resulting from a breach of a representation, warranty, covenant or agreement that is disclosed in a written notice, setting forth in reasonable detail the specific facts and circumstances pertaining thereto, delivered by the Shareholders Representative to Buyer after the date of this Agreement and no less than five (5) days prior to the Closing if the Buyer nevertheless elects to close (regardless of whether the Buyer waives such breach in writing or otherwise); and

                      (iv) to the extent of the value of any net tax benefit realized (by reason of a tax deduction, basis reductions, shifting of income, credits and/or deductions or otherwise) by the Buyer or the Company in connection with the Loss that forms the basis of the Buyer's claim for indemnification hereunder; and

                      (v) with respect to any claim for indemnification hereunder, unless Buyer has given the Shareholders Representative written notice of such claim, setting forth in reasonable detail the facts and circumstances pertaining thereto, (A) as soon as practicable following the Buyer's discovery of such claim and (B) prior to the applicable Cut-off Date; and

                      (vi) to the extent of any insurance proceeds actually received by the Buyer or the Company in connection with the facts giving rise to such indemnification; and

                      (vii) for any Losses as to which the Buyer otherwise may be entitled to indemnity hereunder (without giving effect to this clause (ix)), until such Losses exceed One Million Dollars ($1,000,000), and then only for such Losses in excess of One Million Dollars ($1,000,000); and

                      (viii) for any Losses in excess of Five Million Dollars ($5,000,000), all of such Losses in excess of Five Million Dollars ($5,000,000) being the responsibility of the Buyer.

         8.3.     Indemnification by Buyer.

                  (a) Subject to the provisions of this Section and the other Sections of this Article VIII, Buyer agrees to indemnify the Shareholders and hold them harmless (and agrees to indemnify and hold harmless any persons adversely affected by Buyer's failure to comply with Section 5.7 of this Agreement) from and against any and all Losses incurred or sustained by or imposed upon the Shareholders (or such persons) with respect to or by reason of any failure, breach, default, inaccuracy or lack of performance on the part of Buyer of any of its representations, warranties, agreements or covenants under this Agreement or contained in any certificate, document or instrument delivered by Buyer hereunder.

                  (b) Notwithstanding anything to the contrary in this Agreement, the Shareholders shall not be entitled to indemnification under
Section 8.3(a) with respect to any claim for indemnification hereunder unless the Shareholders Representative has given Buyer written notice of such claim, setting forth in reasonable detail the facts and circumstances pertaining thereto, (A) as soon as practicable following the Shareholders Representative's discovery of such claim and (B) prior to the applicable Cut-off Date.

         8.4.     Procedures for Indemnification.

                  (a) If an Indemnified Party shall claim to have suffered a Loss for which indemnification is available under Section 8.2 or 8.3, as the case may be (for purposes of this Section 8.4, regardless of whether such Indemnified Party is entitled to receive a payment in respect of such claim by virtue of paragraph (b)(vii) of Section 8.2), the Indemnified Party shall notify the Indemnifying Party in writing of such claim within the time periods provided in paragraph (b)(vi) of Section 8.2 or paragraph (b) of Section 8.3, as the case may be, which written notice shall describe the nature of such claim, the facts and circumstances that give rise to such claim and the amount of such claim if reasonably ascertainable at the time such claim is made (or if not then reasonably ascertainable, the maximum amount of such claim reasonably estimated by the Indemnified Party). In the event that within forty-five (45) days after the receipt by the Indemnifying Party of such a written notice from the Indemnified Party, the Indemnified Party shall not have received from the Indemnifying Party a written objection to such claim, such claim shall be conclusively presumed and considered to have been assented to and approved by the Indemnifying Party following receipt by the Indemnifying Party of a written notice from the Indemnified Party to such effect.

                  (b) If within the forty-five (45) day period described in paragraph (a) above the Indemnified Party shall have received from the Indemnifying Party a notice setting forth the Indemnifying Party's objections to such claim and the Indemnifying Party's reasons for such objection, then the Parties shall follow the procedures set forth in Article X below with respect to the resolution of such matter.

         8.5.     Procedures for Third-Party Claims.

                  (a) Any Indemnified Party seeking indemnification pursuant to this Article VIII in respect of any Third-Party Claim shall give the Indemnifying Party from whom indemnification with respect to such claim is sought (i) prompt written notice (but in no event more than ten (10) days after the Indemnified Party acquires knowledge thereof) of such Third-Party Claim and
(ii) copies of all documents and information relating to any such Third Party Claim within ten (10) days of their being obtained by the Indemnified Party; provided, that the failure by the Indemnified Party to so notify or provide copies to the Indemnifying Party shall not relieve the Indemnifying Party from any liability to the Indemnified Party for any liability hereunder except to the extent that such failure shall have prejudiced the defense of such Third Party Claim.

                  (b) The Indemnifying Party shall have the right, at its option, and expense, to defend against, negotiate, settle or otherwise deal with any Third-Party Claim with respect to which it is the Indemnifying Party and to be represented by counsel of its own choice, and the Indemnified Party will not admit any liability with respect thereto or settle, compromise, pay or discharge the same without the consent of the Indemnifying Party, which consent shall not be unreasonably withheld, so long as the Indemnifying Party is contesting or defending the same with reasonable diligence and in good faith; provided, that the Indemnified Party may participate in any proceeding with counsel of its choice and at its expense; provided further, that the Indemnifying Party may not enter into a settlement of any such Third-Party Claim without the consent of the Indemnified Party, which consent shall be not unreasonably withheld, unless such settlement requires no more than a monetary payment for which the Indemnified Party is fully indemnified by the Indemnifying Party or involves other matters not binding upon the Indemnified Party; and provided further that, in the event the Indemnifying Party does not, within fifteen (15) days after it receives written notice of the Third-Party Claim from the Indemnified Party, agree in writing to accept the defense of, and assume all responsibility for, such Third-Party Claim as provided above in this Section 8.5(b), then the Indemnified Party shall have the right to defend against, negotiate, settle or otherwise deal with the Third-Party Claim in such manner as the Indemnified Party deems appropriate, in its sole discretion, and the Indemnified Party shall be entitled to indemnification therefor from the Indemnifying Party to the extent provided under this Article VIII.


                                   ARTICLE IX
                            TERMINATION OF AGREEMENT

         9.1. Causes. This Agreement and the transactions contemplated hereby may be terminated at any time prior to the completion of the Closing as follows, and in no other manner:

                  (a) By mutual consent of the Parties;

                  (b) By written notice from Buyer to the Shareholders if:

                      (i) there has been a material misrepresentation or breach by the Shareholders in the representations, warranties, agreements or covenants of the Shareholders set forth herein and such misrepresentation or breach has not been cured within a reasonable time after notice thereof to the Shareholders from Buyer; or

                      (ii) any of the conditions provided for in Article VI of this Agreement have not been satisfied or waived by Buyer in writing and the Closing has not occurred by November 30, 1998 for reasons other than the failure of the Buyer to perform its obligations hereunder; or

                      (iii) Buyer and the Shareholders are unable to resolve differences regarding a Disclosure Schedule Change pursuant to Section 5.6(b) of this Agreement and Buyer gives notice of termination in the manner required by
Section 5.6(b) of this Agreement;

                  (c) By written notice from the Shareholders Representative to Buyer if:

                      (i) there has been a material misrepresentation or breach by Buyer in the respective representations, warranties, agreements or covenants of Buyer set forth herein and such misrepresentation or breach has not been cured within a reasonable time after notice thereof to Buyer from the Shareholders Representative; or

                      (ii) any of the conditions provided for in Article VII of this Agreement have not been satisfied or waived by the Shareholders in writing and the Closing has not occurred by November 30, 1998 for reasons other than the failure of the Shareholders to perform their obligations hereunder.

         9.2. Effect of Termination. In the event of a termination of this Agreement by Buyer or the Shareholders under subparagraphs 9.1(b)(i) or 9.1(c)(i), the terminating party shall have such rights and remedies in law or in equity as the law may provide. The respective obligations of the parties pursuant to Section 5.1(b), 11.3, 11.6 and Article X shall survive any termination of this Agreement.

         9.3      Right to Proceed. If any of the conditions specified in
Article VI hereof have not been satisfied, Buyer, in lieu of any other rights that may be available to them, may waive their rights to have such conditions satisfied prior to Closing and may proceed with the transactions contemplated hereby, and if any of the conditions specified in Article VII hereof have not been satisfied prior to Closing, the Shareholders, in lieu of any other rights that may be available to it, may waive their right to have such conditions satisfied and may proceed with the transactions contemplated hereby.

                                    ARTICLE X
                               DISPUTE RESOLUTION

         10.1. Dispute. As used in this Agreement, "Dispute" shall mean any dispute or disagreement between Buyer and Shareholders or the Shareholders Representative concerning the interpretation of this Agreement, the validity of this Agreement, any breach or alleged breach by any party under this Agreement or any other matter relating in any way to this Agreement.

         10.2. Process. If a Dispute arises, the parties to the Dispute shall follow the procedures specified in Sections 10.3, 10.4 and 10.5 of this Agreement.

         10.3. Negotiations. The parties shall promptly attempt to resolve any Dispute by negotiations between the Buyer and the Shareholders Representative. Either the Buyer or Shareholders Representative may give the other party written notice of any Dispute not resolved in the normal course of business. The Buyer and the Shareholders Representative shall meet at a mutually acceptable time and place within ten (10) calendar days after delivery of such notice, and thereafter as often as they reasonably deem necessary, to exchange relevant information and to attempt to resolve the Dispute. If the Dispute has not been resolved by these Persons within thirty (30) calendar days of the disputing party's notice, or if the parties fail to meet within such ten (10) calendar days, either the Buyer or the Shareholders Representative may initiate mediation as provided in Section 10.4 of this Agreement. If a negotiator intends to be accompanied at a meeting by legal counsel, the other negotiator shall be given at least three (3) business days, notice of such intention and may also be accompanied by legal counsel.

         10.4. Mediation. If the Dispute is not resolved by negotiations pursuant to Section 10.3 of this Agreement, the Buyer and the Shareholders Representative shall attempt in good faith to resolve any such Dispute by mediation. Either the Buyer or the Shareholders Representative may initiate a mediation proceeding by a request in writing to the other party (the "Request"), and both parties will then be obligated to engage in a mediation. The proceeding will be conducted in accordance with the then current Center for Public Resources ("CPR") Model Procedure for Mediation of Business Disputes, with the following exceptions:

                  (a) if the parties have not agreed within thirty (30) calendar days of the Request on the selection of a mediator willing to serve, CPR, upon the request of either the Buyer or the Shareholders Representative, shall appoint a member of the CPR Panels of Neutrals as the mediator; and

                  (b) efforts to reach a settlement will continue until the conclusion of the proceedings, which shall be deemed to occur upon the earliest of the date that: (i) a written settlement is reached; or (ii) the mediator concludes and informs the parties in writing that further efforts would not be useful; or (iii) the Buyer and the Shareholders Representative agree in writing that an impasse has been reached; or (iv) is sixty (60) calendar days after the Request and none of the events specified in Sections 10.4(b)(i), (ii) or (iii) have occurred. No party may withdraw before the conclusion of the proceeding.

         10.5. Submission to Adjudication. If a Dispute is not resolved by negotiation pursuant to Section 10.3 of this Agreement or by mediation pursuant to Section 10.4 of this Agreement within 100 calendar days after initiation of the negotiation process pursuant to Section 10.3 of this Agreement, such Dispute and any other claims arising out of or relating to this Agreement may be heard, adjudicated and determined in an action or proceeding filed in any state or federal court sitting in Racine or Milwaukee County, Wisconsin.

         10.6.    General.

                  (a) Provisional Remedies. At any time during the procedures specified in Sections 10.3 and 10.4 of this Agreement, a party may seek a preliminary injunction or other provisional judicial relief if in its judgment such action is necessary to avoid irreparable damage or to preserve the status quo. Despite such action, the parties will continue to participate in good faith in the procedures specified in this Article X of this Agreement.

                  (b) Tolling Statue of Limitations. All applicable statutes of limitation and defenses based upon the passage of time shall be tolled while the procedures specified in this Article X of this Agreement are pending. The parties will take such action, if any, as is required to effectuate such tolling.

                  (c) Performance to Continue. Each Party is required to continue to perform its obligations under this Agreement pending final resolution of any Dispute.

                  (d) Extension of Deadlines. All deadlines specified in this
Article X of this Agreement may be extended by mutual agreement between the Buyer and the Shareholders Representative.

                  (e) Enforcement. The parties regard the obligations in this
Article X of this Agreement to constitute an essential provision of this Agreement and one that is legally binding on them. In case of a violation of the obligations in this Article X of this Agreement by either the Buyer or the Shareholders Representative, the other party may bring an action to seek enforcement of such obligations in any court of Law having jurisdiction thereof.

                  (f) Costs. The parties to the dispute shall pay: (i) their own costs, fees, and expenses incurred in connection with the application of the provisions of this Article X of this Agreement; and (ii) fifty percent (50%) of the fees and expenses of CPR and the mediator in connection with the application of the provisions of Section 10.4 of this Agreement.

                  (g) Replacement. If CPR is no longer in business or is unable or refuses or declines to act or to continue to act under this Article X of this Agreement for any reason, then the functions specified in this Article X of this Agreement to be performed by CPR shall be performed by another Person engaged in a business equivalent to that conducted by CPR as is agreed to by the Buyer and the Shareholders Representative (the "Replacement"). If the Buyer and the Shareholders Representative cannot agree on the identity of the Replacement within ten (10) calendar days after a Request, the Replacement shall be selected by the Chief Judge of the United States District Court for the Eastern District of Wisconsin upon application by any party hereto. If a Replacement is selected by either means, this Article X shall be deemed appropriately amended to refer to such Replacement.

                                   ARTICLE XI
                                  MISCELLANEOUS

         11.1. Further Assurance. From time to time, at a Party's request and without further consideration, the other Parties will execute and deliver to the requesting Party such documents and take such other action as the requesting Party may reasonably request in order to consummate more effectively the transactions contemplated hereby.

         11.2. Assignment. The rights and obligations of a Party hereunder may not be assigned, transferred or encumbered without the prior written consent of the other parties; provided, however, that Buyer may assign its rights and delegate its duties under this Agreement to a wholly-owned subsidiary of Buyer pursuant to an assignment in form and substance reasonably acceptable to the Shareholders Representative along with an acknowledgment of the assignee in form and substance reasonably acceptable to the Shareholders Representative that it is bound by all of the liabilities, representations, warranties and obligations of Buyer hereunder, provided that any such assignment, delegation or acknowledgment will not release Buyer from its obligations hereunder.

         11.3. Law Governing Agreement. This Agreement shall be construed and interpreted according to the internal Laws of the State of Wisconsin, excluding any choice of law rules that may direct the application of the Laws of another jurisdiction.

         11.4. Amendment and Modification. The Shareholders and the Buyer may amend, modify and supplement this Agreement, and any of the terms, covenants, representations, warranties or conditions hereof may be waived, only by a written instrument executed on behalf of all of the Parties hereto or, in the case of a waiver, by the Party waiving compliance.

         11.5. Notice. All notices, requests, demands and other communications hereunder shall be given in writing and shall be: (a) personally delivered; (b) sent by telecopier, facsimile transmission or other electronic means of transmitting written documents; or (c) sent to the parties at their respective addresses indicated herein by registered or certified U.S. mail, return receipt requested and postage prepaid, or by private overnight mail courier service. The respective addresses to be used for all such notices, demands or requests are as follows:

                  (a)      If to Buyer, to:

                           MotivePower Industries, Inc.
                           2 Gateway Center, 14th Floor
                           Pittsburgh, PA 15222
                           Attention: General Counsel
                           Facsimile: (412) 201-1116

                           (with a copy to)

                           Doepken Keevican & Weiss Professional Corporation 58th Floor, USX Tower
                           600 Grant Street
                           Pittsburgh, PA 15219
                           Attention: Leo A. Keevican, Jr.
                           Facsimile: (412 355-2609

                  (b)      If to Shareholders Representative:

                           Fred M. Young, Jr.
                           3201 Michigan Boulevard
                           Racine, WI  53402

                           (with a copy to)

                           Quarles & Brady
                           411 East Wisconsin Avenue
                           Milwaukee, WI 53202
                           Attention:  Henry J. Loos
                           Facsimile:(414) 271-3552

         If personally delivered, such communication shall be deemed delivered upon actual receipt; if electronically transmitted pursuant to this paragraph, such communication shall be deemed delivered the next business day after transmission (and sender shall bear the burden of proof of delivery); if sent by overnight courier pursuant to this paragraph, such communication shall be deemed delivered upon receipt; and if sent by U.S. mail pursuant to this paragraph, such communication shall be deemed delivered as of the date of delivery indicated on the receipt issued by the relevant postal service, or, if the addressee fails or refuses to accept delivery, as of the date of such failure or refusal. Delivery to the Shareholders Representative shall constitute delivery to all Shareholders. Any Person may change its address for the purposes of this Agreement by giving notice thereof in accordance with this Section.

         11.6. Expenses. Regardless of whether or not the transactions contemplated hereby are consummated:

                  (a) Brokerage. Except as to Piper Jaffray, Inc. who shall be compensated by the Shareholders, the Parties each represent and warrant to each other that there is no broker involved or in any way connected with the transfer provided for herein on their behalf respectively and each agrees to hold the other harmless from and against all other claims for brokerage commissions or finder's fees in connection with the execution of this Agreement or the transactions provided for herein.

                  (b) Other. Except as otherwise provided herein, each of the Parties shall bear its own expenses and the expenses of its counsel and other agents in connection with the transactions contemplated hereby.

         11.7. Entire Agreement; Binding Effect. This Agreement embodies the entire agreement between the Parties hereto with respect to the transactions contemplated herein, and there have been and are no agreements, representations or warranties between the parties other than those set forth or provided for herein or executed contemporaneously or in connection herewith. This Agreement shall be binding upon and shall inure to the benefit of the Parties hereto and their respective legal representatives, successors and permitted assigns.

         11.8. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         11.9. Headings. The headings in this Agreement are inserted for convenience only and shall not constitute a part hereof.

         11.10. Construction. Where any group or category of items or matters is defined collectively in the plural number, any item or matter within such definition may be referred to using such defined term in the singular number.

         11.11. Faxes. Fax copies of executed signature pages of this Agreement shall be effective and binding upon the parties as if such signatures were original signatures.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first above written.

                                       SHAREHOLDERS


                                       /s/ FRED M. YOUNG, JR.
                                       -----------------------------------------
                                       Fred M. Young, Jr.


                                       /s/ SANDRA H. YOUNG
                                       -----------------------------------------
                                       Sandra H. Young


                                       /s/ FRED M. YOUNG, JR.
                                       -----------------------------------------
                                       Fred M. Young, Jr., custodian for
                                       Ryan S. Young under the Wisconsin
                                       Uniform Gifts to Minors Act


                                       /s/ FRED M. YOUNG, JR.
                                       -----------------------------------------
                                       Fred M Young, Jr., trustee of the
                                       Ariel H. Young Irrevocable Trust of
                                       1996



                                       MotivePower Industries, Inc.


                                       By: /s/ JEANNETTE FISHER-GARBER
                                           -------------------------------------

                                       Title: Vice President, General Counsel
                                              ----------------------------------
                                               and Secretary